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                                                                EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

         Agreement, made as of the 3rd day of November, 1987, at Greene, New York, between The Raymond Corporation, a New York corporation ("Raymond"), and Ross K. Colquhoun ("Employee").

         Employee has contributed substantially to the growth and success of Raymond through his leadership of G.N. Johnston Equipment Co., Ltd. and as a director of Raymond. Raymond now desires to retain his services as set forth in this Agreement and to provide the necessary compensation to assure such services.

         Raymond and Employee therefore agrees as follows:

         1. Employment. Raymond hereby employs Employee as President and Chief Executive Officer or in such other senior executive position as the Board of Directors and Employee shall mutually agree. Employee hereby accepts the employment specified herein, agrees to perform the duties prescribed by the Board of Directors, abide by the terms and conditions described in this Agreement and to devote his best efforts and his full working time to the interest and business of Raymond. Employee may devote a reasonable amount of time to civic and community affairs. Employee shall not perform services for any business organization except Raymond and its subsidiaries and affiliated companies without the consent of the Board of Directors.

         2. Term of Employment. The term of employment under this Agreement shall commence on November 3, 1987 and shall continue until terminated by Employee or Raymond in accordance with paragraph 8 or 10.

         3. Compensation. During the term of employment, Raymond shall pay to Employee a base salary at the rate of $225,000 per annum, or such greater amount as the Board of Directors shall determine. Such salary shall be payable in substantially equal monthly installments. Raymond may pay Employee a bonus or other incentive compensation in such amount and at such time as the Board of Directors shall determine. Employee shall be eligible to participate in Raymond's Profit Sharing Plan and Deferred Compensation Plan. In addition, Raymond shall provide Employee with other benefits, facilities, services and perquisites generally available to Raymond executive officers and no less favorable than those Employee is receiving from Raymond on the date of this Agreement.

         4. Pension and Supplemental Pension. Employee will be eligible for coverage under Raymond's Pension Plan and, in addition, Raymond agrees to pay a supplemental pension providing for monthly payments after retirement from full-time employment with Raymond at age 65 of an annual benefit equal to 40% of Employee's most recent base salary payable for Employee's life or at Employee's option an equivalent total benefit with actuarily reduced monthly payments payable to Employee during his life and that of his surviving spouse. Raymond has purchased a whole life insurance policy with rights of conversion to an annuity contract to fund such benefits at age 65. If Employee shall retire from full-time employment with Raymond at age 62 or after, but prior to age 65, with the approval of the board of Directors of Raymond, Employee shall be entitled to a supplemental pension benefit in an amount equivalent to the annuity which can be provided under said policy as of the date of early retirement. Raymond shall not be obligated to maintain such policy to fund the supplemental pension. Except as expressly provided herein and in paragraph 10, Employee shall have no right to a supplemental pension benefit.
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         5. Stock Options. As of March 5, 1988, Employee will be granted options to purchase 19,700 shares of Raymond common stock with stock appreciation rights in accordance with Raymond's Stock Option Plan (1984).

         6.       Restricted Stock.

                  (a) Employee will be granted common stock of Raymond in the amounts of 51,165 shares as of November 3, 1987, restricted as provided herein ("Restricted Stock"). Employee shall, subject to the restrictions, have all the rights of an owner of such shares, including the right to vote the shares and receive dividends thereon.

                  (b)      During the term of the restrictions:

                           (i) Employee may not sell, assign, transfer, pledge, or otherwise dispose of or encumber any shares of Restricted Stock;

                           (ii) Except following a Change of Control as defined in paragraph 9, the Restricted Stock will be returned to Raymond, and all rights of the Employee to such stock terminated:

                                    a) in the event Employee resigns other
                           than because of material breach of this Agreement by Raymond; or

                                    b) if Raymond terminated Employee's
                           employment for any reason except death or permanent disability (as determined under Raymond's disability insurance plan).

                           (iii) Following a Change of Control as defined in paragraph 9, the Restricted Stock will be returned to Raymond and all rights of the Employee to such stock terminated only if Employee's employment is terminated for Cause as defined by paragraph 8(d) and 10(b).

                  (c) The restrictions set forth above shall lapse as follows:

                           (i) If Employee remains in the continuous employment of Raymond until November 3, 1989.

                           (ii) If Employee's employment is terminated by death or permanent disability (as determined under Raymond's disability insurance plan) then the restrictions shall lapse as if Employee remained in continuous employment through November 3, 1989.

                           (iii) All restrictions shall lapse if Employee's employment is terminated following a Change in Control as defined in paragraph 9 except if termination is for Cause as defined in paragraph 8(d) and 10(b).

         7. Loan. Raymond shall loan to Employee an amount equal to the estimated increase, if any, in Employee's income tax caused by reason of said award of common stock (the "Loan"). The Loan shall be made at such time or times as said increase in tax shall be due and all or part of the proceeds of the Loan may be used to satisfy any withholding requirements applicable to Raymond under federal, state or local law. The Loan shall bear simple interest at the applicable Federal rate provided in section 7872(f)(2) of the Internal Revenue Code and shall be repayable over a five (5) year period in five (5) equal annual installments of principal, plus accrued interest. The Loan shall be forgiven in the event Employee's employment is terminated by Raymond except for termination for Cause as defined herein a paragraph 8(d) and 10(b). The Loan shall be forgiven on the occurrence of an Event or Termination pursuant to paragraph 10.
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         8.       Termination.

                  (a) Employee or Raymond may terminate this Agreement at will.
                  (b)      In either of the following events:

                           (i) Employee shall resign from the employ of Raymond for any reason prior to a Change in Control as defined in paragraph 9 except because of a material breach of this Agreement by Raymond; or

                           (ii) Raymond terminates Employee's employment for Cause (as defined in subparagraph (d) below); or

                           (iii) death or permanent disability (as determined under Raymond's disability insurance plan);

then Employee shall not be entitled to further compensation or stock awards under this Agreement except as expressly provided herein.

                  (c) In the event that (other than following a Change in Control) Raymond terminates Employee's employment for other than Cause of defined in paragraphs 8(d), or if Employee resigns because of a material breach of this Agreement by Raymond, then Employee shall receive an amount equal to Employee's then current base salary under paragraph 3 payable in twelve substantially equal monthly installments beginning in the second full month following termination and all other vested benefits. To the extent that Employee earns or receives compensation or benefits from other employment during the twelve-month period, the payments and benefits to be provided by Raymond under this section shall be correspondingly reduced, except that Employee shall be entitled to no less than six monthly payments. Raymond shall continue to provide at its expense medical, dental and life insurance under Raymond plans or with benefits equivalent to Raymond's plans then in effect at the date of termination for twelve months following termination.

                  (d) For purposes of this Agreement, "Cause" shall mean:

                           (i) any material misappropriation of funds or property of Raymond by Employee;

                           (ii) unreasonable and persistent neglect or refusal by Employee to perform his duties as provided in paragraph 1 hereof; and

                           (iii) conviction of Employee of a felony.

         9. Change of Control. The term Change of Control of Raymond shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, such a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections (13(d) and 14(d) (2) of the Securities Exchange Act of 1934) other than George Raymond, Jr. is or becomes a beneficial owner, directly or indirectly, of securities of Raymond representing 25% or more of a combined voting power of Raymond's then outstanding securities or (b) individuals who were members of the Board of Directors of Raymond immediately prior to a meeting of the shareholders of Raymond involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.
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         10.      Termination in the Event of a Change of Control.
                  (a)      "Event(s) of Termination" as used herein are:

                           (i) terminated by Raymond following a Change of Control except a termination for Cause, death or permanent disability (as determined under Raymond's disability insurance plan).

                           (ii) termination by Employee at Employee's discretion within twenty four months following a Change of Control, except in circumstances where Raymond terminates Employee for Cause or employee is eligible for retirement on or after age 65.

                  (b) Following a Change of Control Employee may not be terminated for Cause for a refusal to accept:

                           (i) a significant change in the nature of scope of the Employee's authority or duties from those in effect immediately prior to a Change in Control including a change in status, offices, titles and reporting requirements.

                           (ii) a requirement that Employee be based at any office or location other than that at which Employee is based immediately prior to a Change of Control.

                  (c) On an Event of Termination, Employee shall be entitled to the following payments ("Termination Payments") and benefits:

                           (i) an amount equal to 2.99 times Employee's
                           "Annualized Includible Compensation for Base
                           Period" as defined in Section 280G of the Internal Revenue Code as of the date of termination, provided, however, said amount shall be reduced to the extent necessary to avoid Employee being deemed to have received an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code. The amount will be paid in thirty-six equal monthly installments beginning the first day of the first month following the Event of Termination. Raymond and Employee may agree on payment in a lump sum or in fewer than 36 payments. In the event of Employee's death, any remaining payments will be made in a lump sum to Employee's legal representative in the month following death;

                           (ii) Any amounts otherwise payable under this Agreement in the calendar year in which the Event of Termination occurs for services rendered prior to such Event under existing Raymond compensation or benefits plans which are not includable in "Annualized Includable Compensation" and would not cause Employee to receive an "Excess Parachute Payment"; and

                           (iii) Life, medical, dental, travel, accident and disability insurance in amounts and with benefits equivalent to those in effect for Employee on the Event of Termination, for a period of three years form the Event of Termination.

                  (d) Upon an Event of Termination, Raymond shall purchase for Employee an annuity contract from a major national insurance company authorized to issue such contracts in the state of New York or fully pay and convert to an annuity any life insurance policy then in effect sufficient to pay to Employee a supplemental pension benefit in an amount and on the terms provided in paragraph 4 of this Agreement as if Employee had been continuously employed by Raymond until age 65. At or after age 62 Employee shall have the option of taking an actuarily reduced benefit under said contract.
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                  (e) Amounts payable hereunder shall not be reduced by reason of any compensation or benefits received by employee from a subsequent employer.

         11. Competition and Confidential Information.

                  (a) Employee agrees that for two years after the termination of his employment he will not, without prior written consent of Raymond, directly or indirectly, as a principal, officer, director, stockholder (except as the owner of less than 5% of the stock of a company whose stock is publicly traded), partner, employee or in any other capacity whatsoever, engage in or become associated with, or advise or assist, any business or enterprise which is engaged in providing any goods or services that are competitive with any goods or services that are or may at any time in the period be offered by Raymond. For the purposes of this paragraph, a business or enterprise shall be deemed to be engaged in providing goods or services that are competitive with any goods or services offered by Raymond if the Board of Directors of Raymond so determines.

                  (b) Employee agrees that unless duly authorized in writing by Raymond, he will neither during his employment by Raymond nor at any time thereafter disclose or use directly or indirectly any trade secrets or confidential or proprietary information of Raymond.

         12. Withholding. Raymond may withhold from any amounts due Employee under this Agreement such amounts as may be required under applicable federal, state or local tax laws.

         13. Funding. Raymond may in its discretion establish a trust to fund any of the payments which are or may become payable to Employee under this Agreement.

         14. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing and sent by registered mail to the parties.

         15. Transferability. The rights and benefits of Raymond under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. Whenever the term "Raymond" is used in this Agreement, such term shall mean and include The Raymond Corporation and its successors and assigns. The rights and benefits of Employee under this Agreement shall not be transferable other than by will or the laws of descent and distribution.

         16. Waiver. Any waiver of any breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions of any other such terms or conditions, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         17. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable.

         18. Choice of Law and Jurisdiction. The Agreement shall be governed and continued in accordance with the laws of the State of New York, without reference to principles of conflict of laws. Employee hereby consents to the personal jurisdiction of the Courts of the State of New York and the United States District Court for the Northern District of New York for purposes of resolving any dispute arising out of this Agreement.

         19. Modification. This Agreement may not be amended or modified except in writing, executed by the parties or their respective successors or legal representatives.

         20. This agreement is entered into subject to approval by the shareholders of Raymond at its 1988 annual meeting.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                          The Raymond Corporation
                          By       /s/ George G. Raymond, Jr.

                                   George G. Raymond, Jr.
                                   Chairman of the Board of Directors

                                   /s/ Ross K. Colquhoun

                                   Ross K. Colquhoun
                                   Employee